Exhibit-(h)(vii)(d)

FOURTH AMENDMENT TO

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT AMENDMENT is made and entered into as of April 25, 2012, by and among The Guardian Insurance & Annuity Company, Inc., Guardian Investor Services LLC, AllianceBernstein L.P. (formerly, Alliance Capital Management L.P.) (“Adviser”) and AllianceBernstein Investments, Inc. (formerly, Alliance Fund Distributors, Inc.) (“Distributor”).

WHEREAS, the parties have entered into a Participation Agreement dated as of May 1, 2002, as amended (the “Agreement”); and

WHEREAS, the parties now desire to amend that Agreement to update the list of available Portfolios by including an Amended and Restated Schedule A to the Agreement.

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties hereby amend the Agreement as follows:

Schedule A is replaced in its entirety with “Amended and Restated Schedule A, Effective as of June 4, 2012” which is attached to this Amendment; and,

IN WITNESS WHEREOF, the undersigned have executed this Participation Agreement Amendment as of the date set forth above.

The Guardian Insurance & Annuity Company, Inc.		AllianceBernstein L.P.

By:	/s/ Douglas Dubitsky	By:	/s/ Emilie D. Wrapp
Name:	Douglas Dubitsky	Name:	Emilie D. Wrapp
Title:	VP	Title:	Assistant Secretary

Guardian Investor Services LLC		AllianceBernstein Investments, Inc.

By:	/s/ John H. Walter	By:	/s/ Stephen J. Laffey
Name:	John H. Walter	Name:	Stephen J. Laffey
Title:	Senior Vice President & Controller	Title:	Assistant Vice President

AMENDED AND RESTATED

SCHEDULE A

Effective as of June 4, 2012

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

AllianceBernstein Large Cap Growth Portfolio (formerly AllianceBernstein Premier Growth Portfolio) – Class B

AllianceBernstein Growth and Income Portfolio – Class B

AllianceBernstein Global Thematic Growth Portfolio (formerly AllianceBemstein Global Technology Portfolio) – Class B

AllianceBernstein Value Portfolio – Class B

AllianceBernstein Real Estate Investment Portfolio – Class B

AllianceBernstein International Value Portfolio – Class B

AllianceBernstein Dynamic Asset Allocation Portfolio – Class B